EXHIBIT 99.1

[GRAPHIC OMITTED][GRAPHIC OMITTED]







FOR IMMEDIATE RELEASE                            Contact:  Michael J. Jeffries
                                                 (732) 542-2800
November 11, 2005


                    OSTEOTECH GRAFTON(R) DBM FAMILY OF PRODUCTS
                     RECEIVES FDA 510(k) CLEARANCE EXTENSION



Osteotech, Inc. (NASDAQ: OSTE) announced today that it has been informed by the Food and Drug Administration (" FDA") that FDA is granting Osteotech an extension to clear its previously filed Grafton(R) DBM 510(k) applications until such time as the Agency is able to complete its work on the applications. Specifically, the FDA said it has decided to continue its enforcement discretion for all 510(k) applications that are under review prior to the original deadline of November 15, 2005. FDA also advised the Company that during the period of enforcement discretion, Osteotech may continue to distribute its Grafton(R) DBM products, despite the absence of cleared 510(k)s. This will remain the case while FDA concludes its review of Osteotech's 510(k)s, so long as the Company is actively and aggressively pursuing premarket clearance with the Agency.

Richard W. Bauer, Osteotech's Chief Executive Officer stated, " Beginning in 2004, Osteotech filed a series of five 510(k) applications with the FDA, including Grafton(R) DBM Orthopedic, Grafton(R) DBM Dental, Grafton Plus(R) DBM Orthopedic, Grafton Plus(R) Dental and Viagraf(TM) Paste Orthopedic, covering the Company's family of Grafton(R) DBM tissue forms. Osteotech has been working diligently with the FDA reviewers to clear all of our 510(k) applications and expects that they will receive clearance by the Agency."

Mr. Bauer continued, " Since its initial introduction in 1991, Grafton(R) DBM has been used in more than 600,000 procedures with an outstanding record of being both safe and effective. The clearance issue before the FDA is one of classification and not an issue involving either the safety or efficacy of the family of Grafton(R) DBM products. We are pleased to have the opportunity to continue to work closely with the FDA reviewers to gain clearance of all our 510(k) applications."

As we previously reported, in an FDA letter dated September 16, 2005 to all manufacturers of demineralized bone matrix products, the FDA required all manufacturers to file and have cleared 510(k) applications covering their DBM products by November 15, 2005. The extension, which has now been issued by the FDA supercedes the September 16, 2005 letter and the deadline imposed by that letter.



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Certain  statements  made  throughout this press release that are not historical facts contain forward-looking statements (as such are defined in the Private Securities Litigation Reform Act of 1995) regarding the Company's future plans, objectives and expected performance. Any such forward-looking statements are based on assumptions that the Company believes are reasonable, but are subject to a wide range of risks and uncertainties and, therefore, there can be no assurance that actual results may not differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the failure of the FDA to clear the Company's 510(k) submissions for its Grafton(R) DBM and private label product lines. Certain of these factors are detailed from time to time in the Company's periodic reports (including the Annual Report on Form 10-K for the year ended December 31, 2004 and the Form 10-Q for the first three quarters of
2005) filed with the Securities and Exchange Commission. All information in this press release is as of November 11, 2005 and the Company undertakes no duty to update this information.

Osteotech, Inc., headquartered in Eatontown, New Jersey, is a leading provider of human bone and bone connective tissue for transplantation and an innovator in the development and marketing of biomaterial and implant products for musculoskeletal surgery. For further information regarding Osteotech and this press release, please go to Osteotech's website homepage at www.osteotech.com and to Osteotech's Financial Information Request Form website page at www.osteotech.com/finrequest.htm.



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